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                                                                 Exhibit 99.1

                            NOCOPI TECHNOLOGIES, INC.

                         OFFICERS' STATEMENT PURSUANT TO
                   REQUIREMENTS OF SARBANES-OXLEY ACT OF 2002

      Each of the undersigned, the Chief Executive Officer and Chief Financial Officer, respectively, of Nocopi Technologies, Inc. ("Registrant"), pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 and 18 U.S.C. Section 1350, hereby certifies as follows:

      To my knowledge: (1) the periodic report of Registrant accompanying this statement fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m or 78o(d); and (2) the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Registrant.


Date: August 19, 2002                   /s/ Michael A Feinstein, M.D.
                                        -----------------------------
                                        Michael A. Feinstein, M.D.
                                        Chairman of the Board (Chief Executive
                                        Officer)


Date: August 19, 2002                   /s/ Rudolph A. Lutterschmidt
                                        ----------------------------
                                        Rudolph A. Lutterschmidt
                                        Chief Financial Officer